Exhibit 10.9

AMENDMENT NO. 1

TO THE

THERMON GROUP HOLDINGS, INC.

RESTRICTED STOCK AND STOCK OPTION PLAN

This Amendment No. 1 (the “Amendment”) to the Thermon Group Holdings, Inc. Restricted Stock and Stock Option Plan (the “Plan”) was adopted by the Board of Directors of Thermon Group Holdings, Inc. on October 27, 2010.

1.	General

The Plan is amended, as of the date hereof, by adding, deleting or otherwise modifying the provisions of this Amendment as noted herein.

2.	Limitation on Number of Shares

Section 4(a)(i) of the Plan is amended to delete in its entirety and to substitute therefor the following:

(i) Limitation on Number of Shares. The maximum aggregate number of Shares which may be issued (including upon exercise or conversion of Options) pursuant to the Plan shall be 14,378. To the extent that an Option granted ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, or if a share of Restricted Stock is repurchased by the Parent, the Shares subject to such Option or which are repurchased shall again become available for award under the Plan.

3.	Ratification

As amended by this Amendment, the Plan is in all respects ratified and confirmed, and as so amended by this Amendment, the Plan shall be read, taken and construed as one and the same instrument.